                    SETTLEMENT AGREEMENT AND MUTUAL RELEASES

         This Settlement Agreement and Mutual Releases (this "Agreement") is made as of December 29, 2000 by and among Outlook Group Corp. ("OGC"), Outlook Packaging Inc. ("OPI"), Joseph Baksha ("Baksha"), Barrier Films Ltd. - New York, Inc. ("Barrier - NY"), Barrier Films Corporation ("BFC"), and Ronnie Shemesh ("Shemesh"). OGC, OPI, Baksha, Barrier - NY, BFC, and Shemesh are sometimes referred to collectively in this Agreement as the "Parties."
         1.       BACKGROUND

                  1.1 Parties. The Parties to this Agreement, and additional relevant individuals, are identified as follows:

                           (a)     OGC is a publicly traded Wisconsin
corporation with a principal business address of 1180 American Drive, Neenah, WI 54956.

                           (b)     OPI is a Wisconsin corporation with a
principal business address of 1180 American Drive, Neenah, WI 54956; OPI also has a facility in Oak Creek, WI. OPI is a wholly-owned subsidiary of OGC.

                           (c)     Baksha is a citizen of Illinois and the
President and Chief Operating Officer of OGC.

                           (d)     Barrier - NY is a New York corporation with a
principal business address of 33 Walt Whitman Road, Huntington Station, NY.

                           (e)     BFC is a Nevada corporation with a principal
business address of 555 Dermody Way, Sparks, NV 89431. BFC is a wholly-owned subsidiary of Barrier - NY.

                           (f)      Shemesh is a New York citizen and the
principal owner and chief executive of Barrier - NY and World Class Film Corp. ("World Class") of Yonkers, NY.

                           (g)      William Wright ("Wright") is citizen of
Nevada and a current officer and employee of BFC.

                           (h)      Becky Wright is a citizen of Nevada and a
former employee of BFC.

                           (i)      Bradley Abeson ("Abeson") is a citizen of
Nevada and a former officer and employee of BFC.

                  1.2      Contracts. On or about May 12, 1997, OGC and
Barrier - NY entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") to effectuate the sale of the entire capital stock of BFC by OGC to Barrier - NY. Simultaneously with this Stock Purchase Agreement, and in partial payment of the Stock Purchase Agreement's stated price for the stock of BFC, Barrier - NY executed a Secured Promissory Note in favor of OGC in the amount of $2,300,000 (the "Original Promissory Note"). At the same time, OGC, on behalf of its subsidiary, OPI, entered into a Rebate and Supply Agreement (the "Rebate and Supply Agreement") with Barrier - NY, BFC, and World Class, the purpose of which was to permit Barrier - NY, BFC and World Class to supply certain packaging films to OGC and OPI, with the price of said films serving in part to pay amounts due under the Original Promissory Note.

                  1.3 Litigation. The Parties are litigants in the following civil actions:

                           (a)      OGC, Barrier - NY and Baksha are the parties
in Case No. 99-CV- 3057, a civil action pending in the United States District Court for the Eastern District of New York (the "New York Action"). In the New York Action, Barrier - NY alleges numerous claims


                                        2

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against OGC and Baksha, including but not limited to breach of the Stock
Purchase and Rebate and Supply Agreements, tortious interference with third-party contracts, and improper dissemination of trade secrets. Among the claims for breach of contract asserted by Barrier - NY against OGC are claims that OGC failed to obtain certain consents from Wright and Abeson to the Stock Purchase Agreement and that OGC subsequently failed to indemnify Barrier - NY for other claims brought by Wright and Abeson related to matters predating the Stock Purchase Agreement. OGC has counterclaimed in the New York Action, alleging that Barrier - NY defaulted on the Original Promissory Note and the Stock Purchase Agreement.

                           (b)     OPI and BFC are the parties in Case No.
00-C-0202, a civil action originally filed in the United States District Court for the Eastern District of Wisconsin (the "Wisconsin Action"), and subsequently transferred to the Eastern District of New York for consolidation with the New York Action. In the Wisconsin Action, OPI alleges that BFC tortiously interfered with OPI's relationship with its customers, Vegetable Growers Supply and River Ranch, misrepresented material facts, and breached implied warranties regarding the composition of certain films BFC delivered to OPI. BFC alleges counterclaims in the Wisconsin Action that mirror Barrier - NY's allegations in the New York Action.

                  1.4. Purpose. The Parties have now determined to resolve voluntarily all of the disputes between them, including but not limited to the claims and counterclaims stated in the New York Action and the Wisconsin Action. The purpose of this Agreement is to effectuate the resolution of these disputes fully and completely, and to release in full any and all claims and counterclaims the Parties may have against each other relating to the subject matters of the New York Action and the Wisconsin Action.


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                  1.5.     Consideration.  The Parties enter into this Agreement
in consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which the Parties acknowledge.

         2.       TERMS OF SETTLEMENT

         In settlement of all claims and counterclaims which have been or could have been brought in the New York Action and the Wisconsin Action, OGC, OPI, Baksha, Barrier - NY, BFC and Shemesh hereby promise and covenant to do all of the following:
                  2.1 BFC Payments. BFC will pay OGC principal sums equal to $2,149,501 (plus or minus interest, credits and other payments provided in this Settlement Agreement or the Notes) according to the payment schedule set out in Exhibit A hereto (the "Settlement Payment Schedule"), which is incorporated herein. This Settlement Payment Schedule calls for monthly payments to be made beginning on January 15, 2001 and ending on February 15, 2004. A portion of payments made pursuant to the Settlement Payment Schedule will be evidenced by two new promissory notes as detailed below in paragraph 2.2 and secured by the arrangements discussed in paragraph 2.6 (the "Security Details Paragraph"). The $264,686.00 balance of the principal payment shall not bear interest and shall be paid in cash or by wire transfer by BFC to OGC on February 15, 2004, subject to the credits provided herein.

                  2.2 BFC New Promissory Notes. BFC will execute two new promissory notes in favor of OGC as follows:

                           (a)    BFC will execute a Promissory Note in favor of
OGC securing the first three monthly payments due pursuant to the Settlement Payment Schedule on January 15, 2001, February 15, 2001 and March 27, 2001 in the amount of $550,000 (the "First New

Promissory Note"), attached hereto as Exhibit B and incorporated herein. The First New Promissory Note shall not bear interest and shall be secured as detailed in the Security Details Paragraph.

                           (b)     BFC will execute a Promissory Note in favor
of OGC securing the remaining monthly payments due pursuant to the Settlement Payment Schedule in the amount of $1,334,815 (the "Second New Promissory Note"), attached hereto as Exhibit C and incorporated herein. The Second New Promissory Note shall bear interest at the rate stated therein of 8.3% per annum, and shall be secured as detailed below in the Security Details Paragraph.

                  2.3 BFC Prepayment Right. BFC shall have the right to prepay the Second New Promissory Note at any time and, in the event of such prepayment, no interest on the Second New Promissory Note after such prepayment will be charged or due, except such interest at the rate of 8.3% per annum as will have already accrued by the date of prepayment. The interest that shall have accrued by the date of prepayment of the Second New Promissory Note shall be discounted in the following manner:

                           (a)     If the Second New Promissory Note is prepaid
in full within 12 months of the date of this Agreement, the accrued interest then due on the note shall be reduced by 25%.

                           (b)     If the Second New Promissory Note is prepaid
in full within 24 months of the date of this Agreement, the accrued interest then due on the note shall be reduced by 10%.



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



                  2.4      Third Party Releases.

                           (a)     Wright, Becky Wright and Abeson Releases.
Barrier - NY shall immediately obtain complete and full releases of all claims by Wright, Becky Wright and Abeson against OGC, OPI, Baksha, or any other entity or person affiliated in any way with OGC, including without limitation its and their former and present joint venturers, predecessors, successors, insurers, assigns, officers, directors, employees, attorneys and agents, including any and all former employers of Baksha. The form for these releases shall be as stated in the "Wright Release," "Becky Wright Release," and "Abeson Release," attached hereto as Exhibits D, E and F and incorporated herein.

                           (b)      World Class Release.   Barrier - NY shall
immediately obtain a complete and full release of all claims by World Class against OGC, OPI, Baksha or any other entity or person affiliated in any way with OGC including without limitation its and their former present joint venturers, predecessors, successors, insurers, assigns, officers, directors, employees, attorneys and agents. The form for this release shall be as stated in the "World Class Release," attached hereto as Exhibit G and incorporated herein.

                           (c)      Consideration of Third Party Releases.
OGC's execution of and performance under this Agreement shall be consideration for Barrier - NY's obtaining the releases described above in subparagraphs (a) and (b). As additional consideration for Barrier - NY's obtaining the Wright Release and Becky Wright Release, OGC shall pay $40,000 to Wright within two (2) business days after said release is presented to OGC by Barrier - NY. As additional consideration for Barrier - NY obtaining the Abeson Release, OGC shall pay $5,000 to Abeson within two (2) business days after said release is presented by Barrier - NY to OGC.


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



                           (d)     Indemnification for Failure to Obtain Third
Party Releases. In the event Barrier - NY is unable to obtain the aforementioned third party releases by March 1, 2001, OGC shall not be liable for the payments to Wright and Abeson defined above, and Barrier - NY shall indemnify and hold harmless OGC, OPI or Baksha for any claims against them brought by Wright, Becky Wright or Abeson, including reimbursing OGC, OPI or Baksha for the reasonable costs, including actual attorneys fees, incurred in defending against said claims. OGC shall have the power to select counsel and control the defense of any claims against OGC, OPI or Baksha brought by Wright, Becky Wright or Abeson. All amounts due to OGC, OPI or Baksha under this indemnification provision shall be secured according to the terms of the Security Details Paragraph below.

                  2.5 OGC Payment to Barrier - NY. OGC will pay $200,000 to Barrier - NY on or before February 15, 2004 conditioned upon BFC completing all payments owing to OGC pursuant to the Settlement Payment Schedule. To qualify for this payment, BFC must have completed all payments owing to OGC under the First and Second New Promissory Note on time in their full amounts without exception. However, BFC shall be allowed a 10-day grace period after written notification to Shemesh and a copy thereof to Norman Paul Weiss, Esq. on payments owing to OGC under the First or Second New Promissory Note, and payments under the First or Second New Promissory Note made after their due dates but within said grace period shall not disqualify Barrier - NY from receiving the payment contemplated under this paragraph. The Parties agree that this paragraph is to be strictly construed and that any failure on the part of BFC to make payments to OGC within the allowed time periods stipulated in this paragraph shall and will immediately discharge OGC's liability for the aforementioned $200,000 payment,


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except that, in the event of a default by BFC, Barrier - NY will still qualify for the $200,000 payment if, within sixty days of default, any guarantor pays the entire remaining balance on the two new promissory notes in full with the interest that has accrued through the time of payment.

                  2.6 Security Details. As security for the two new promissory notes described above in [P]2.2, BFC, Barrier - NY, and Shemesh will do the following:

                           (a)      To secure its obligations to OGC created or
contemplated hereby, BFC hereby grants OGC a security interest in BFC's inventory and accounts receivable, and will execute all documents necessary to provide OGC with a perfected lien on said collateral including without limitation appropriate UCC financing statements. As continuing evidence of the value of this collateral, and so long as amounts due on the two new promissory notes remain outstanding in excess of $500,000, BFC will provide no later than the 25th day of each month a full and updated list of its inventory, a full and updated list of its accounts receivable, and an aging report on those accounts receivable. OGC shall keep the information provided by BFC under this sub-paragraph confidential, shall disclose the information only to those of its employees or agents who have a need to know the information in order to effectuate the terms of this Agreement, and shall not disclose the information to any third party except when required to do so by valid court order or pursuant to a validly issued subpoena.

                           (b)      As further security for the two new
promissory notes, Barrier - NY, as the parent of BFC, will guarantee all payments due under the two new promissory notes. This guarantee shall be in the form given in Exhibit H hereto and incorporated herein.

                           (c)      As further security for the two new
promissory notes, Shemesh will execute two personal guarantees. The First Shemesh Guarantee shall be a personal

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guarantee in the amount of $550,000 guaranteeing all payments and amounts due under the First New Promissory Note. The Second Shemesh Guarantee shall be a personal guarantee in the amount of $667,407.50 guaranteeing in part the payments and amounts due under the Second New Promissory Note. Shemesh's personal guarantees shall be in the form given in Exhibits I and J hereto and incorporated herein.

                           (d)      Upon payment in full of all sums owed under
the two new promissory notes, OGC shall file all necessary UCC statements or other documents required or requested to evidence payment in full and discharge of any liens hereby created.

                  2.7 Exhibit K. OGC and Shemesh shall execute the agreement attached hereto as Exhibit K and incorporated herein which shall be considered by all Parties to be a material part of this Agreement, and the execution of which by OGC and Shemesh shall be additional and necessary consideration for the Parties performance under this Agreement.

                  2.8 Termination of Prior Contracts. It is expressly agreed that all prior contracts between the Parties, including without limitation the Stock Purchase Agreement, the Original Promissory Note and the Rebate and Supply Agreement identified above in paragraph 1.2, and all obligations thereunder, shall, if not previously terminated by operation of their terms, terminate as of the date of the execution of this Agreement, and that the parties thereafter shall have no obligations to each other than those specified in this Agreement and the Exhibits hereto. However, this paragraph shall not have any affect on the Standstill Agreement between OGC and American Capital Resources.

                  2.9 Termination of Litigation. By executing this Agreement, the parties authorize their respective attorneys to execute and file forthwith such stipulations of dismissal, with prejudice, and without costs to any party, as are necessary to terminate the New York Action and the Wisconsin Action. Such stipulations will be in the form attached hereto as Exhibit L and incorporated herein.

                  2.10 Confidentiality. The parties agree that the terms of this Settlement Agreement shall be kept confidential. In that regard, the Parties and their counsel may disclose terms of this Agreement only (a) to those of their employees who have a need to know such terms, (b) to the attorneys, accountants or tax advisors consulted by a Party on a professional basis and having a need to know such terms and who have first agreed not to reveal the terms to others, (c) as otherwise required by law, including in response to valid subpoenas, pursuant to a court order, or as required by federal or state securities laws or SEC or NASDAQ reporting rules; or (d) to effectuate the terms of this Agreement. A Party shall not initiate contact with the press, the media or others who are not employees of the Party regarding this Agreement or its terms. In response to bona fide inquiries from the press, the media or others regarding the status of the New York and Wisconsin Actions or in a general statement about the New York and Wisconsin Actions or this Agreement to its employees, a Party shall be limited to statements similar in substance to:

         The Parties have reached a mutually agreeable resolution of the cases. The terms are confidential. None of the parties in either case have admitted liability. The cases have been dismissed.

                  2.11 Additional Criteria for Default. In addition to failure to perform any obligations created under this Agreement, it shall also constitute a default under this Agreement if any Party declares bankruptcy or is involuntarily forced into bankruptcy or receivership.



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



         3.       RELEASES

                  3.1. Outlook Release. OGC, for itself and its subsidiaries and other affiliated entities, including OPI, and its and their joint venturers, predecessors, successors, insurers, assigns, officers, directors, attorneys and agents, including Baksha, (hereinafter referred to as the "Outlook Releasers"), hereby releases and discharges Barrier - NY and World Class, and the parents, subsidiaries and other affiliated entities of each of them, including BFC, and its and their joint venturers, predecessors, successors, insurers, assigns, officers, directors, employees, attorneys and agents, including Shemesh, from any and all claims, obligations and liabilities the Outlook Releasers now have or in the future may have relating to the subject matters of the New York Action and the Wisconsin action, except that OGC's release will only operate to release Wright, Becky Wright or Abeson if OGC has previously received their releases as referenced above in paragraph 2.4(a).

                  3.2 Barrier Release. Barrier - NY and BFC for themselves and their parents, subsidiaries and other affiliated entities, including World Class, and its and their joint venturers, predecessors, successors, insurers, assigns, officers, directors, shareholders, attorneys and agents, including Shemesh (the "Barrier Releasers"), hereby release and discharge OGC and its subsidiaries and other affiliated entities, including OPI, and its and their joint venturers, predecessors, successors, insurers, assigns, officers, directors, employees, attorneys and agents, including Baksha, from any and all claims, obligations and liabilities the Barrier Releasers now have or in the future may have relating to the subject matters of the New York Action and the Wisconsin Action.


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



                  3.3 Securities Law Compliance. Notwithstanding any other provision of this Agreement, all Parties and their affiliates shall remain responsible for all of their reporting, compliance and other requirements and obligations under federal and state securities laws, including without limitation those arising out of Sections 13 or 16 of the Securities Exchange Act of 1934, which arise as a result of the acquisition or holding of shares of OGC, or the execution or performance of this Agreement or of any of the Exhibits attached hereto or the transactions contemplated herein. Nothing in these agreements shall be a waiver or release by any Party of any such requirements or obligations on the part of any other Party.

         4.       GENERAL PROVISIONS

                  4.1 Merger. This Agreement constitutes the entire agreement of the parties and supersedes all prior oral and written understandings, negotiations, representations and agreements between the Parties hereto on the subject matter of this Agreement.

                  4.2 No Admissions of Liability. This Agreement is the compromise of disputed claims and neither the promises exchanged between the Parties nor any other statements herein are to be construed as an admission of any fault or liability on the part of any Party with respect to any claim, counterclaim, obligation or liability released, or any other form of admission with respect to any matter, thing or dispute. Any such liability is expressly denied by all Parties.

                  4.3 Parties Bound By Agreement. This Agreement, and the rights, obligations and covenants contained hereunder, shall be binding upon the Parties hereto and their respective parents, subsidiaries, officers, directors, partners, employees, heirs, conservators, successors, devisees and assigns.


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



                  4.4 Agreement Based Upon Advice of Counsel. Each of the Parties represent and warrant that they have read this Agreement, understand it fully, and agree to each and all of the terms and conditions set forth herein. The parties further represent and warrant that they have received independent legal advice concerning all tax, securities, and other ramifications of this Agreement, that they have had full and fair opportunity to analyze and consult with counsel regarding the terms of this Agreement, and that in executing it they have not relied upon any statement or representation made by any of the Parties or by anyone who has acted for or on behalf of any of the Parties.

                  4.5      Construction.

                           (a)     The language of this Agreement shall be
construed as a whole, according to its fair meaning, and not strictly for or against any Party, regardless of who drafted or was principally responsible for drafting the Agreement or any specific term or condition hereof. This Agreement shall be deemed to have been drafted by all parties, and no party shall urge otherwise.


                           (b)     Whenever possible, each paragraph of this
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision shall be held to be prohibited or invalid, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the other remaining provisions of the Agreement.

                           (c)     The headings in this Agreement are for
convenience only. They in no way limit, alter or affect the meaning of this Agreement.

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                  4.6      Amendment. This Agreement may not be altered,
amended, modified or otherwise changed in any respect whatsoever except by a writing duly executed by an authorized representative of each of the parties.

                  4.7 Enforcement. The sole remedy for breach of all obligations created by this Agreement shall be an action to enforce this Agreement, and in no event shall a breach of any obligation created by this Agreement entitle any party to reopen either the New York Action or the Wisconsin Action or to litigate in any way the subject matters of those actions. If any Party successfully enforces the obligations imposed on another Party under this Agreement, or if any Party successfully defends against an action to enforce this Agreement, the losing Party shall reimburse and indemnify the successful Party for the actual costs incurred by that Party in said enforcement or defense, including, but not limited to, attorney's fees at the actual hourly rate customarily charged by that Party's counsel for the time reasonably spent in the enforcement or defense activity.

                  4.8 Authority. Each corporate Party represents and warrants for itself that it is validly organized and existing under the laws of its place of incorporation; and that it has the full power and authority to enter into this Settlement Agreement and to perform all transactions, duties and obligations set forth herein. Each signatory to this Settlement Agreement who signs on behalf of a corporate Party represents and warrants that he or she has the actual authority to sign on behalf of that Party.

                  4.9 Cooperation. The Parties agree to cooperate fully and execute any and all supplementary documents and to take all additional actions which may be necessary or appropriate to give full force and effect to the basic terms and intent of this Agreement.

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



                  4.10 Notice. Written notice under this Agreement shall be effective if sent by certified mail, return receipt requested, to the following addresses:
                           (a)      Notice to Barrier - NY, BFC or Shemesh:

                                    Ronnie Shemesh
                                    World Class Film Corp.
                                    78 Fernbrook St.
                                    Yonkers, NY 10705

                                    With a copy to:

                                    Norman Paul Weiss, Esq.
                                    Norman Paul Weiss, P.C.
                                    Suite 307
                                    33 Walt Whitman Road
                                    Huntington Station, NY  11746

                           (b)      Notice to OGC, OPI or Baksha:

                                    Joseph J. Baksha
                                    Outlook Group Corp.
                                    1180 American Drive
                                    P.O. Box 748
                                    Neenah WI  54957-0748

                                    With a copy to:

                                    Kenneth V. Hallett, Esq.
                                    Quarles & Brady LLP
                                    411 E. Wisconsin Ave.
                                    Milwaukee, WI 53202

                  4.11 Signing. This Settlement Agreement may be signed in counterparts. Facsimiles of signatures shall be accepted as original signatures.


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




 FOR THE OUTLOOK RELEASERS:

                                             OUTLOOK GROUP CORP.

                                             By /s/
                                               ---------------------------------
                                             Its Chairman
                                                --------------------------------
                                             Dated: 12-29-00
                                                   -----------------------------


                                             OUTLOOK PACKAGING, INC.

                                             By /s/
                                               ---------------------------------
                                             Its Chairman
                                                --------------------------------

                                             Dated: 12-29-00
                                                   -----------------------------


                                             JOSEPH BAKSHA
                                             /s/
                                             ----------------------------------

                                             Dated: 12-29-00
                                                   ----------------------------

  FOR THE BARRIER RELEASERS:

                                           BARRIER FILMS LTD. - NEW YORK, INC.

                                           By /s/
                                             -----------------------------------
                                           Its President
                                              ----------------------------------
                                           Dated: 12-29-00
                                                 -------------------------------

                                           BARRIER FILMS CORPORATION

                                           By /s/
                                             -----------------------------------
                                           Its V. President
                                              ----------------------------------
                                           Dated: 12-29-00
                                                 -------------------------------


                                           RONNIE SHEMESH
                                           /s/
                                           ---------------------------------

                                           Dated: 12-29-00
                                                 -------------------------------



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




                                    EXHIBITS


A.       Settlement Payment Schedule

B.       First New Promissory Note

C.       Second New Promissory Note

D.       Release of William Wright

E.       Release of Becky Wright

F.       Release of Bradley Abeson

G.       Release of World Class Film Corp.

H.       Barrier - NY Guaranty

I.       First Shemesh Guaranty

J.       Second Shemesh Guaranty

K.       Agreement Between OGC and Shemesh

L.       Stipulation and Proposed Order of Dismissal


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                                                                       EXHIBIT K

                           STOCK REPURCHASE AGREEMENT

         This Stock Repurchase Agreement is made as of December 29, 2000 by and among Outlook Group Corp. ("OGC") and Ronnie Shemesh ("Shemesh"). OGC and Shemesh enter into this Stock Repurchase Agreement based upon the following understandings:

         WHEREAS OGC is a publicly traded Wisconsin corporation with a principal business address of 1180 American Drive, Neenah, WI 54956; and

         WHEREAS Shemesh is a New York citizen and the principal owner and chief executive of Barrier Films Ltd. - New York, Inc. ("Barrier - NY") and World Class Film Corp. ("World Class"); and

         WHEREAS Barrier - NY is the parent corporation to Barrier Films Corporation ("BFC"); and.

         WHEREAS OGC, Barrier - NY, BFC and Shemesh are parties to the Settlement Agreement and Mutual Releases to which this Stock Repurchase Agreement is attached as Exhibit L; and

         WHEREAS Shemesh, as President and principal owner of Barrier - NY is materially affected by and interested in the execution and enforcement of the Settlement Agreement and Mutual Releases; and

         WHEREAS Shemesh is the owner of certain shares of OGC common stock; and

         WHEREAS Shemesh believes that the book value of OGC common stock exceeds the current market value and that the true value of his concentrated stock ownership position exceeds the market value; and

         WHEREAS, OGC is willing to pay the amounts set forth below for Shemesh's OGC stock as a means of settling the legal disputes involving OGC, Barrier - NY and BFC; and

         WHEREAS Shemesh and OGC further agree that their mutual execution of the following Stock Repurchase Agreement is a necessary and important condition to the Settlement Agreement and Mutual Releases, and a material and integral part thereto;

         NOW, THEREFORE, Shemesh and OGC agree as follows:

         1. Stock Repurchase Provision. If BFC has made all payments due under the New Promissory Notes described in paragraph 2.2 of the Settlement Agreement and Mutual Releases, and complied with all other material terms of that agreement, Shemesh may require OGC to purchase up to 450,000 shares of OGC Common Stock now held by Shemesh, and OGC agrees to purchase such shares, all in accordance the provisions of this paragraph as follows:

                  (a) Shemesh may require the purchase of such OGC shares now held by him on the dates (the "Purchase Dates"), and in amounts up to the amounts set forth below:

PURCHASE DATE                         NUMBER OF SHARES
-------------                         ----------------
January 15, 2001                           50,000
February 9, 2001                           75,000
March 27, 2001                             75,000
April 15, 2001                             75,000
May 3, 2001                                75,000
July 20, 2001                              100,000


                  (b) Shemesh may exercise such right by giving written notice to OGC by certified mail, specifying the number of shares to be tendered and sold to OGC, said notice to be served on OGC not fewer that five business days prior to any such Purchase Date.


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



                  (c) Upon delivery to OGC of a certificate or certificates representing such shares to be purchased by OGC, duly endorsed by Shemesh or accompanied by a stock power duly endorsed by Shemesh and sufficient to transfer such shares to OGC, or upon delivery to OGC of appropriate documents authorizing an electronic DTC brokerage transfer, on each such Purchase Date for which notice is given and on which shares are tendered, OGC shall pay for such shares as are tendered by wire transfer to an account designated by Shemesh or, if no such account is designated, by a certified or bank cashier's check, in an amount equal to $7.00 times the number of shares duly tendered, which the parties agree represents the fair value of said shares. In addition, the tender by Shemesh of OGC stock pursuant to this Stock Repurchase Agreement shall entitle Barrier - NY to the credit described below in paragraph 3. If delivery is via DTC transfer, OGC shall deposit with its broker prior to each such transfer sufficient funds to effectuate the simultaneous wire transfer of funds and stock.

                  (d) In the event, and to the extent, that Shemesh does not provide the required notice prior to, or duly tender shares on, any Purchase Date in accordance with this agreement, Shemesh's right to require OGC to purchase the shares relating to that Purchase Date, and OGC's obligation to purchase such shares, shall terminate.

                  (e) In the event of tender by Shemesh pursuant to this paragraph, all share and per share amounts set forth herein shall be adjusted equitably in the case of stock split, reverse stock split, recapitalization or similar change in the outstanding common stock of OGC. In any event, the net effect of any change shall not be detrimental to, or, alternatively, increase the value of the OGC shares held by Shemesh as of the date of this Agreement.

         2.       Agreement to Not Purchase.

                  (a) From and after the date of the Settlement Agreement and Mutual Releases, and until the final date for tender of shares hereunder, none of Shemesh, Barrier - NY, World Class or BFC, or any of their affiliates, officer or directors, shall purchase any shares of OGC common stock except as described below in subparagraphs 2(b) and 2(c) unless, prior to the purchase by OGC of any shares pursuant to paragraph 1 hereof, they shall have provided notice that Shemesh waives in writing all of his rights under paragraph 1 hereof, such notice to include a copy of said written waiver, in which event the provisions of this Stock Repurchase Agreement shall be of no further force and effect. If Shemesh waives his rights under this Stock Repurchase Agreement pursuant to this sub-paragraph, any right to purchase additional OGC stock thereby created shall be contingent upon payments due under the two new promissory notes remaining current in compliance with the terms of the Settlement Payment Schedule attached to the Settlement Agreement and Mutual Releases as Exhibit A.

                  (b) Notwithstanding the stipulations in subparagraph (a) above, Shemesh may purchase an additional 50,000 shares of OGC common stock from the date of the Settlement Agreement and Mutual Releases until January 15, 2001, based on Shemesh's representation that he has already contracted to make such purchases, to the extent that prior contracts require him to make such purchases. Shemesh further represents and warrants that any such purchases by Shemesh will be in compliance with federal and state securities laws.

                  (c) From the date of the final tender of shares by Shemesh pursuant to paragraph 1(a) above until the later of: (a) the final payment due under the two new promissory notes or (b) three years from the final tender of shares by Shemesh, none of Shemesh, Barrier -

NY, World Class, or BFC or any of their affiliates, officers, or directors shall under any circumstances individually or collectively purchase a total amount of OGC common stock greater than 5% of the total stock of OGC then outstanding. However, (i) this restriction shall not apply if Shemesh waives his right to tender shares pursuant to paragraph 2(a) hereof prior to the tender of any such shares, including compliance with the payment schedule for the two new promissory notes; and (ii) no person or entity restricted by this section may make any purchases in the event BFC is not then current under either the First or the Second New Promissory Notes.

         3. Barrier - NY Right to Credit. Barrier - NY shall be entitled to a credit against interest due under the Second New Promissory Note referenced in paragraph 2.2(b) of the Settlement Agreement and Mutual Releases in the amount of $ 0.275 (27 and 1/2 cents) for each share of OGC stock tendered by Shemesh in conformity with this Stock Repurchase Agreement provided that Shemesh shall have complied with this agreement in all material respects. Barrier- NY shall not be entitled to any additional payment or consideration in the event the amount of the credit exceeds the interest due on the Second New Promissory Note. Instead, if the amount of the credit exceeds the amount of the interest due on the Second New Promissory Note, the excess credit shall be payable to Shemesh individually.

         4. Securities Law Compliance. Notwithstanding any other provision of this Stock Repurchase Agreement, all Parties hereto and their affiliates shall remain responsible for all of their reporting, compliance and other requirements and obligations under federal and state securities laws, including without limitation those arising out of Sections 13 or 16 of the Securities Exchange Act of 1934, which arise as a result of the acquisition or holding of shares of OGC, or the execution or performance of the Settlement Agreement and Mutual Releases and this Stock Repurchase Agreement or the transactions contemplated therein. Nothing in these agreements shall be a waiver or release by any Party of any such requirements or obligations on the part of any other Party.

         5.       General Provisions.   The general provisions contained in the
Settlement Agreement and Mutual Releases at [P][P] 4.1- 4.11 are expressly incorporated herein. All terms found in this Stock Repurchase Agreement are to be construed according to the meaning ascribed to them in the Settlement Agreement and Mutual Releases, unless otherwise indicated.

                                             OUTLOOK GROUP CORP.

                                             By /s/
                                               ---------------------------------
                                             Its Chairman
                                                --------------------------------
                                             Dated: 12-29-00
                                                   -----------------------------



                                             RONNIE SHEMESH
                                             /s/
                                             -----------------------------------

                                             Dated: 12-29-00
                                                   -----------------------------




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